Exhibit 99.1

Contact: Lynn Pieper Lewis

415-937-5402

ir@entellusmedical.com

Entellus Medical Receives FDA 510(k) Clearance for Eustachian Tube Indication

PLYMOUTH, MN. (April 12, 2017) – Entellus Medical, Inc. (NASDAQ: ENTL), a medical technology company focused on delivering superior patient and physician experiences through products designed for the minimally invasive treatment of chronic and recurrent sinusitis patients, today announced the Company has received 510(k) clearance from the United States Food and Drug Administration (FDA) for use of its XprESS ENT Dilation System in patients with persistent Eustachian tube dysfunction (ETD).

“Eustachian tube dilation is an excellent additional option for my patients with Eustachian tube dysfunction,” said Jeffery Cutler, MD, Colorado Sinus Institute. “Myringotomy with tube placement has been the standard for recalcitrant ear pressure and fullness for some time. Unfortunately, some patients experience worsening of hearing when tubes are placed this way. Transnasal Eustachian tube dilation has prevented this side effect and has been very well tolerated. The XprESS device is an excellent additional option for the treatment for ETD, and we look forward to our patients realizing the benefit in our practice.”

The Eustachian tube 510(k) clearance follows assessment of a prospective, multicenter, randomized trial of the XprESS balloon dilation device in patients with persistent ETD. A total of 60 patients were randomized to either Eustachian tube dilation using XprESS or control using continued medical therapy. The primary efficacy endpoint was met with Eustachian tube balloon dilation demonstrating superiority over medical treatment for improvement in mean overall Eustachian Tube Dysfunction Questionnaire (ETDQ-7) symptom score (p<0.0001). The primary safety endpoint was met with a 0% complication rate. In addition, no adverse events related to the device or the balloon dilation procedure were reported during the study. Nearly three-fourths of balloon dilation procedures were completed in the office under local anesthesia. The study is continuing to collect follow-up data on patients, and is expected to be completed in September 2017.

“This achievement represents our continued commitment to improve patient and physician experiences by expanding the indications for which our technologies are utilized in the ENT market overall, and specifically, in the office setting. Importantly, the XprESS Eustachian tube dilation procedures in the clinical study were predominantly performed in the physicians’ office under local anesthesia,” said Robert White, President and Chief Executive Officer of Entellus Medical. “The incidence of ETD in adults ranges from about 1% to 5%, an exciting prospect as we diligently work to improve the lives of patients suffering from ETD. I want to sincerely thank the Entellus team and all of the physicians and patients who participated in this clinical study.”

About Entellus Medical, Inc.

Entellus Medical is a medical technology company focused on delivering superior patient and physician experiences through products designed for the minimally invasive treatment of chronic and recurrent sinusitis in both adult and pediatric patients. The Entellus Medical platform of products provides effective and easy-to-use solutions to simplify everything from diagnosis and patient selection, to complex case revisions and post-operative care. Entellus Medical’s three core product lines, XprESS ENT Dilation Systems, MiniFESS Surgical Instruments, and FocESS Imaging & Navigation, combine to enable ENT physicians to conveniently and comfortably perform a broad range of procedures in the office and simplify OR based treatment. Entellus

Medical is committed to broadening its product portfolios with high-quality and purposeful innovations for the global ENT market. For more information, please visit the Company’s website at www.entellusmedical.com.

Forward-Looking Statements

All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include the Company’s expectations for the completion of the follow-up data in the study. These forward-looking statements are based on the current expectations of Entellus Medical’s management and involve known and unknown risks and uncertainties that may cause Entellus Medical’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks associated with clinical testing and regulatory actions. Other factors that could cause actual results to differ materially from those contemplated in this press release can be found under the caption “Risk Factors” in Entellus Medical’s Securities and Exchange Commission reports, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Entellus Medical undertakes no obligation to update or revise any forward-looking statements, even if subsequent events cause its views to change.